UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2024

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39218	16-0977505
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

11311 Concept Blvd

Largo, Florida 33773

(Address of principal executive offices, including zip code)

(727) 392-6464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2024, Terence M. Berge, Vice President, Corporate Controller, informed CONMED Corporation (the “Company”) that he plans to retire as of June 30, 2024. Beginning July 1, 2024, Mr. Berge will serve as Special Advisor to the Company and will remain available to support the Company and Eric B. Staves, his successor as Vice President, Corporate Controller.

On May 22, 2024, Eric B. Staves was promoted to Vice President, Corporate Controller, effective July 1, 2024. Mr. Staves has served as the Vice President of Corporate Finance since March 1, 2023.  Prior to this position, he served as Vice President of Finance for CONMED Orthopedics from January 2017 to February 2023.    Prior to joining CONMED, Mr. Staves began his career in PricewaterhouseCoopers LLP’s Assurance and Business Advisory Services group and also served as Corporate Controller at Romark Pharmaceuticals.  Mr. Staves is a certified public accountant and holds a Masters of Science in Accounting from the State University of New York (SUNY) Albany and a Bachelor of Arts in Economics from St. Lawrence University.

There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Staves. In connection with Mr. Staves’ promotion, he will be awarded 3,000 restricted stock units under the Company’s long-term incentive plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2024		CONMED CORPORATION
(Registrant)

	By:	/s/ Todd W. Garner
	Name:	Todd W. Garner
	Title:	Executive Vice President, Finance
and Chief Financial Officer